Exhibit 99.1

Dataram Contact:

Jeffrey Goldenbaum

Director, Marketing

609.799.0071

info@dataram.com

Dataram Corporation Announces Preferred Series A, Institutional Note, and Warrant Exchange; Reincorporation in Nevada

Eliminates approximately $680k in institutionally held secured debt and 8% Preferred Series A Dividend

Princeton, NJ, January 21, 2016 — Dataram Corporation [NASDAQ: DRAM], a leading independent manufacturer of memory products and provider of performance solutions, today announced it has eliminated its institutionally held debt, certain warrants to purchase common stock and also the interest costs associated with the Preferred Series A which was payable in the Company’s common stock. The effort intends to also significantly simplify and streamline the Company’s capital table and allow Dataram’s financial statements to more closely reflect its operating results and financial condition, as well as improve transparency to the markets.

As part of the agreement with the holders, the Company is issuing a newly designated class of convertible preferred stock and exchanging all institutional investor held bridge notes and accrued interest, and Preferred Series A stock into this new class. The Company is also exchanging warrants held by preferred investors, institutional and employee note holders, participants in its previous registered offering, for Series B shares, and exchanging stock options held by employees into restricted common stock. While the effort increases the Company’s total outstanding shares of common stock and common stock equivalents from 11.2M shares to 12.2M shares, this effort eliminates approximately $680,000 in institutionally held 8% notes and accrued interest liability, and eliminates the 8% dividend on outstanding Preferred Series A shares.

The Company has designated a new class of convertible preferred stock (“Series B Preferred Stock”) which has a stated value of $12.20 per share, and converts to common stock at a ratio of one preferred share to 20 common shares. There will be 400,000 shares of Preferred B shares designated. The Series B shares will be substantially similar to the Series A shares except that the Series B Preferred shares do not have a dividend provision and the Series B Preferred shares have a fixed conversion feature which eliminates the Series A ratchet provision and anti-dilution provision for below exercise price issuances of securities by the Company.

The Company has entered into agreements with the current holders of Preferred Series A shares to exchange each Series A share held for 0.41 Series B shares. As part of this, the Series A holders will forfeit the accrued Preferred Series A dividend for Q3 FY2016. This exchange eliminates the 8% Preferred Series A dividend on outstanding shares.

The Company also entered into an agreement with the institutional bridge note holders to exchange the entire balance (principal and accrued and unpaid interest) of the 8% secured notes originally issued on July 14, 2014 at an exchange rate of one share of Series B Preferred Stock for every $12.20 of principal and accrued interest due. This exchange eliminates approximately $680,000 in institutionally held principal and accrued interest liability.

As part of these agreements, the Preferred Series A and Institutional and employee warrant holders, will exchange all warrants held by them that do not expire within the next six months for Series B Preferred Stock at an exchange rate of 1 share of Series B Preferred Stock for every 40 shares of common stock into which such exchanged warrants are exercisable.

The Company has also entered into an option exchange agreement with certain current employees to exchange stock options previously issued to them under the Company’s incentive plan for restricted stock grants under the Company’s 2011 Equity Incentive Plan and 2014 Equity Incentive Plan, as amended.

No new warrants will be issued as part of the exchanges. Upon completion of the exchanges, the Company will have no outstanding Series A Preferred Shares and no institutional debt. The exchanges are subject to the approval of The NASDAQ Stock Market LLC and the exercise of the Series B Preferred Stock shall be blocked, in whole or in part, pending the approval by The NASDAQ Stock Market LLC of the individual exchanges described herein.

Before the exchanges, the Company has approximately 4.5M shares of common stock outstanding.  After the exchanges, the Company will have approximately 4.8M shares of common stock outstanding.

The Company will incur approximately $50,000 in total fees (including one-time legal expenses) for these transactions. No brokers were involved.

"The exchanges provide an opportunity for Dataram to relieve substantially all of its outstanding institutional debt and eliminate the dilutive Preferred Series A dividend", said Dave Moylan, Dataram’s Chairman and Chief Executive Officer. "Under these exchanges, we will settle the approximate $680,000 in balances of the institutional notes and accrued interest, and exchange the notes into Preferred Series B shares of the Company."

The Company has also changed its state of incorporation from New Jersey to Nevada by merging with and into its wholly-owned Nevada subsidiary with the same name (the "Reincorporation"). The Reincorporation, along with Dataram’s new Nevada Bylaws and Articles of Incorporation, were one of several proposals approved by the Company's shareholders at its December 3, 2015 annual meeting.

The Reincorporation does not result in any change in the Company’s headquarters, business, jobs, management, and location of any of its offices or facilities, number of employees, assets, liabilities or net worth. Management, including all directors and officers, remain the same as the management of the Company prior to the Reincorporation.

The Reincorporation was consummated pursuant to the terms of an Agreement and Plan of Merger between the New Jersey and Nevada corporations and was effective at 11:59 PM EST on January 6, 2016 (the "Effective Time").  Dataram will continue to operate its business as it existed immediately prior to the Reincorporation, and shares of Dataram common stock continue to be listed on The NASDAQ Capital Market under the symbol "DRAM".

At the Effective Time, each issued and outstanding share of common stock of the New Jersey corporation was automatically converted into one share of common stock of the Nevada corporation.  Each outstanding certificate representing shares of the New Jersey corporation was deemed, without any action by the stockholders, to represent the same number of shares of the Nevada corporation.  Dataram stockholders may, but are not required to, exchange their stock certificates as a result of the Reincorporation with Equity Stock Transfer, the Company’s Transfer Agent.

“The Reincorporation comes at a defining moment in Dataram’s history. In addition to implementing a number of additional corporate measures designed to strengthen the Company, the completion of the reincorporation of the Company from New Jersey to Nevada enables us additional business flexibility as we enter the next stage of our evolution”, said Moylan. “The Reincorporation allows us to take advantage of Nevada's advanced corporate statutes and well-established body of case law.  We are pleased that our shareholders showed their support for our vision by approving the Reincorporation at the annual meeting.  We remain committed to creating shareholder value for our investors and other stakeholders."

“We believe that the exchanges discussed herein are mutually beneficial for our investors, institutional note holders, Dataram, and our shareholders. For shareholders, this eliminates nearly $680k in debt, 8% note obligation, 8% preferred Series A dividend and the anti-dilution protection in the Preferred Series A agreements. The warrant and option exchanges remove a key impediment to upward mobility (increase in per unit value) of our stock which we believe may help increase liquidity and unlock additional value inherent in our Company.”

About Dataram Corporation

Dataram is a leading independent manufacturer of memory products and provider of performance solutions that increase the performance and extend the useful life of servers, workstation, desktops and laptops sold by leading manufacturers such as Dell, Cisco, Fujitsu, HP, IBM, Lenovo and Oracle. Dataram's memory products and solutions are sold worldwide to OEMs, distributors, value-added resellers and end users. Additionally, Dataram manufactures and markets a line of Intel Approved memory products for sale to manufacturers and assemblers of embedded and original equipment. 70 Fortune 100 companies are powered by Dataram. Founded in 1967, the Company is a US based manufacturer, with presence in North America, Europe and Asia. For more information about Dataram, visit www.dataram.com.

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All names are trademarks or registered trademarks of their respective owners.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company's control. The Company does not assume any obligations to update any of these forward-looking statements.

Source: Dataram Corporation